UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 173 Liberty Corner, NJ 07938
(Address of principal executive offices, including zip code)

(908) 842-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 17, 2026, Lisata Therapeutics, Inc., a Delaware corporation (the “Company” or “Lisata”), acquired Marea Therapeutics, Inc., a Delaware corporation (“Marea”), in accordance with the terms of the Agreement and Plan of Merger, dated September 17, 2026 (the “Merger Agreement”), by and among the Company, Mariner Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Mariner Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Marea. Pursuant to the Merger Agreement, First Merger Sub merged with and into Marea, pursuant to which Marea was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Marea merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the closing of the Merger (the “Closing”), the Company issued to the stockholders of Marea (i) 1,793,129.0 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), and (ii) 211,365.213 shares of Series C Non-Voting Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock, subject to approval by the stockholders of the Company of the Conversion Proposal (as defined below). The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation (as defined below).

Reference is made to the discussion of the Series C Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Shares of Common Stock held by holders thereof immediately prior to the First Effective Time (as defined in the Merger Agreement) remain outstanding and were unaffected by the Merger. Immediately following the consummation of the Merger but prior to giving effect to the Financing (as defined below), assuming the conversion of shares of Series C Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (without giving effect to any beneficial ownership limitations), pre-transaction equityholders of the Company held approximately 3.87% of the issued and outstanding shares of Common Stock and former equityholders of Marea held approximately 96.13% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis and based on the implied equity values of the Company and Marea. Following the consummation of the Financing (as defined below), assuming the conversion of the PIPE Securities (as defined below) and shares of Series C Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (in each case, without giving effect to any beneficial ownership limitations), pre-transaction stockholders of the Company hold approximately 2.39% of the issued and outstanding shares of Common Stock, former equityholders of Marea hold approximately 59.54% of the issued and outstanding shares of Common Stock and the Investors (as defined below) hold approximately 38.07% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis and based on the implied equity values of the Company and Marea.

Pursuant to the terms of the Merger Agreement, each option to purchase Marea common stock was assumed by the Company and converted into an option to purchase Series C Preferred Stock (each, a “Parent Assumed Option”), which options are subject to exercise restrictions prior to obtaining the approval of the Parent Stockholder Matters (as defined below).

Pursuant to the Merger Agreement and the Purchase Agreement (as defined below), the Company has agreed to hold a stockholders’ meeting (the “Stockholders’ Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series C Preferred Stock into shares of Common Stock in accordance with certain of the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”), (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (the “Change in Control Proposal”), (iii) to the extent deemed necessary or advisable by Company and/or Marea, the approval of an amendment to the certificate of incorporation of the Company to authorize sufficient shares of Common Stock for the conversion of the Series C Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement (as described below) and/or to effectuate a reverse stock split of all outstanding shares of Common Stock at a reverse stock split ratio to be reasonably determined by the Company for the purpose of maintaining compliance with Nasdaq listing standards (the “Charter Amendment Proposal”), (iv) to the extent deemed necessary or advisable by the Company and/or Marea, the approval of (A) an equity incentive plan and (B) an employee stock purchase plan, in each case as approved by the Board (as defined below), and (v) such additional matters as may be mutually agreed between the Company and Marea to facilitate approval of the Conversion Proposal (the matters contemplated by clauses (i)–(v) collectively, the “Parent Stockholder Matters”). In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials. Holders of shares of Common Stock issued pursuant to the Merger Agreement and Parent Assumed Options (as defined in the Merger Agreement) will not be entitled to vote such shares in connection with the Conversion Proposal in accordance with Rule 5635 of the listing rules of Nasdaq and as provided in the Merger Agreement.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger did not require the approval of the Company stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Marea. The Merger Agreement contains representations, warranties and covenants that the Company and Marea made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Marea and may be subject to important qualifications and limitations agreed to by the Company and Marea in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company and Marea rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Marea Stockholders Registration Rights Agreement

In connection with the execution of the Merger Agreement, the Company entered into a Registration Rights Agreement (the “Marea Stockholders Registration Rights Agreement”) pursuant to which as promptly as practicable following the date of the Closing (and in any event not later than the later of (i) 45 days following the Financing Closing Date (as defined below) and (ii) the date upon which the Company shall have filed a current report on Form 8-K/A containing the financial statements of Marea and pro forma financial information required to be filed with the SEC in connection with the Merger (which Form 8-K/A shall be filed in any event no later than November 12, 2026) (such date in clause (ii), the “Form 8-K/A Filing Date”)), the Company has agreed to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) to register the resale of (i) the shares of Common Stock issued pursuant to the Merger Agreement and (ii) the shares of Common Stock underlying the Series C Preferred Stock issued pursuant to the Merger Agreement.

The foregoing summary of the Marea Stockholders Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Marea Stockholders Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Marea entered into stockholder support agreements (the “Support Agreements”) with the Company’s officers and directors (together with affiliated entities), solely in their capacity as stockholders of the Company, and representing approximately 4.3% of the pre-transaction shares of Common Stock outstanding. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Parent Stockholder Matters at the Stockholders’ Meeting to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and stockholders of Marea as of immediately prior to the Merger, and the Company’s directors and officers (together with affiliated entities) as of immediately prior to the Merger entered into lock-up agreements (the “Lock-up Agreements”) with the Company and Marea, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock, Series C Preferred Stock and any securities convertible into Common Stock held by each such stockholder at the Closing, including those shares received by Marea stockholders in the Merger.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

On September 17, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 150,867.995 shares of Series C Preferred Stock (the “PIPE Securities”) for an aggregate purchase price of approximately $225 million (the “Financing”). Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation (as defined below).

The closing of the Financing is expected to occur on September 18, 2026 (the “Financing Closing Date”), subject to the satisfaction of customary conditions to closing.

The Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering. The Investors acquired the securities for investment only and not with a view to or for resale in connection with any public sale or distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Financing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC by the later of (i) 45 days following the Financing Closing Date and (ii) the Form 8-K/A Filing Date. The Company shall use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within five business days of the date the Company is notified by the SEC that the registration statement will not be reviewed (or within 60 calendar days if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On September 17, 2026, the Company completed its acquisition of Marea pursuant to the Merger Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 – Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The PIPE Securities were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The PIPE Securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Pursuant to the Merger Agreement, the Company issued shares of Common Stock and Series C Preferred Stock. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In accordance with the Merger Agreement, on September 17, 2026, effective immediately after the First Effective Time, Ted W. Love, M.D. was appointed to the Board as a director.

Ted W. Love, M.D. (Age 67).  Prior to the Merger, Dr. Love served as the Chairman of the board of directors of Marea since May 2023. Since June 2025, Dr. Love has served as the Immediate Past Chairman of the board of directors of the Biotechnology Innovation Organization, a trade association representing biotechnology companies, academic institutions, state biotechnology centers and related organizations across the United States and in more than 30 other countries. From June 2014 to October 2022, Dr. Love was the President and Chief Executive Officer of Global Blood Therapeutics, Inc. (formerly Nasdaq: GBT, a publicly traded biopharmaceutical company acquired by Pfizer, Inc.), where he led the company from a pre-clinical startup through its growth to a global commercial company with a pipeline of innovative therapies focused on sickle cell disease. Previously, he was Executive Vice President, Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc. He also served as President, Chief Executive Officer and Chairman of Nuvelo, Inc., and Senior Vice President, Development at Theravance Biopharma, Inc. (Nasdaq:TBPH). He began his biotech career at Genentech, Inc., where he held several senior management positions in clinical science and product development, and ultimately as chair of Genentech’s Product Development Committee. Prior to Genentech, Dr. Love served as a consultant in medicine in the Department of Cardiology at the Massachusetts General Hospital. Dr. Love has served on the boards of directors of Jazz Pharmaceutics plc (Nasdaq: JAZZ) since December 2025, Gilead Sciences, Inc. (Nasdaq: GILD) as Chairman since 2024, Royalty Pharma plc (Nasdaq: RPRX) as Lead Independent Director since July 2020, and Structure Therapeutics Inc. (Nasdaq: GPCR) since August 2023. He previously served on the boards of directors of Seagen Inc. from 2020 to 2023, Global Blood Therapeutics from 2013 to 2022, Portola Pharmaceuticals, Inc. from 2019 to 2020, and Amicus Therapeutics, Inc. (Nasdaq: FOLD) from 2012 to 2020. He received his B.A. in Molecular Biology from Haverford College and his M.D. from Yale School of Medicine.

We believe that Dr. Love is qualified to serve on our board of directors based on his leadership as Marea’s Chairman of the board of directors and extensive experience as a leader in the biopharmaceutical industry, including as a board member of multiple publicly traded biotechnology and biopharmaceutical companies.

Dr. Love has no family relationships with any of the executive officers or directors of the Company. Except as described in the Merger Agreement, there are no arrangements or understandings between Dr. Love and any other person pursuant to which he was appointed as a director of the Company. Except as described below, Dr. Love is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Executive Officer

In accordance with the Merger Agreement, on September 17, 2026, effective immediately after the First Effective Time, Josh Lehrer, M.D., M.Phil., FACC was appointed as the President and Chief Operating Officer of the Company. Immediately prior to such appointment, David J. Mazzo, Ph.D. resigned solely from the office of President, but he retained his position as Chief Executive Officer of the Company.

Josh Lehrer, M.D., M.Phil., FACC. (Age 53) Prior to the Merger, Dr. Lehrer served as the Chief Executive Officer of Marea since October 2023. Previously, Dr. Lehrer served as president and chief executive officer and as a member of the board of directors of Graphite Bio, Inc. (subsequently merged with LENZ Therapeutics, Inc.), a publicly traded clinical-stage biotechnology company, from April 2020 until September 2023. From October 2013 to April 2020, Dr. Lehrer held various leadership roles at Global Blood Therapeutics, Inc., including Chief Medical Officer where he oversaw the development and approval of Oxbryta® (voxelotor) for the treatment of sickle cell disease. From September 2009 to October 2013, Dr. Lehrer served in leadership roles at Genentech, Inc. in clinical development and business development. Dr. Lehrer has also held attending physician roles at Stanford University Medical Center and the Palo Alto Veteran’s Affairs Health System. Dr. Lehrer has served on the board of directors of Fulcrum Therapeutics, Inc. (Nasdaq: FULC) since April 2026. He holds an A.B. in Biochemical Sciences from Harvard University and a Master of Philosophy in Biological Sciences from the University of Cambridge. Dr. Lehrer earned his Doctor of Medicine at the University of California, San Francisco (UCSF), School of Medicine and completed his residency at UCSF in Internal Medicine. Dr. Lehrer served as a Clinical and Postdoctoral Fellow in cardiovascular medicine at Stanford University and attended the Institute for Entrepreneurship at the Stanford Graduate School of Business.

Dr. Lehrer has no family relationships with any of the executive officers or directors of the Company. Except as described in the Merger Agreement, there are no arrangements or understandings between Dr. Lehrer and any other person pursuant to which he was appointed as Chief Operating Officer of the Company. Except as described below, Dr. Lehrer is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Closing, the Board approved certain compensation-related matters effective as of the First Effective Time, for Josh Lehrer, as described below, and consistent with his previous compensation as Chief Executive Officer of Marea as described in the Offer Letter, dated October 11, 2023, by and between Dr. Lehrer and Marea (the “Lehrer-Marea Offer Letter”).

Effective as of the Closing, Dr. Lehrer’s will receive an annual base salary of $475,000, subject to applicable deductions and withholdings and periodic review and adjustment at the Board’s discretion. Dr. Lehrer is eligible to receive an annual cash performance bonus targeted at 40% of his base salary, with the actual bonus amount being discretionary and subject to his continued employment through the applicable payment date. In the event Dr. Lehrer’s employment is terminated without Cause (as defined in the Lehrer-Marea Offer Letter) or he resigns for Good Reason (as defined in the Lehrer-Marea Offer Letter) outside of a Change in Control Period (as defined in the Lehrer-Marea Offer Letter), he will be entitled to receive a severance amount equal to 12 months of his base salary in addition to reimbursement of premiums for continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to 12 months following termination, in each case subject to his execution of a separation agreement and release. In the event Dr. Lehrer’s employment is terminated without Cause or he resigns for Good Reason within a Change in Control Period, he will be entitled to receive the severance pay and benefits described above plus his annual target bonus for the 12 months following such termination, and all of his time-based equity awards will immediately accelerate and become fully vested.

The foregoing description of the Lehrer-Marea Offer Letter is not complete and is qualified in its entirety by the full text of the Lehrer-Marea Offer Letter, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Effective as of the Closing, Dr. Lehrer is also entitled to receive other customary benefits provided to the Company’s other executive officers pursuant to 2018 Equity Incentive Compensation Plan, as amended (the “Equity Incentive Plan”), which is filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Indemnification Agreements

Each of Dr. Love and Dr. Lehrer will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2022.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the issuance of shares of the Company’s Series C Preferred Stock.

Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock, equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (d) issue additional shares of Series C Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock, (e) prior to the automatic conversion of the Series C Preferred Stock, consummate a Fundamental Transaction (as defined in the Certificate of Designation) or a Change of Control Transaction (as defined in the Certificate of Designation), (f) prior to the automatic conversion of the Series C Preferred Stock, authorize or issue any class or series of stock that is senior to the Series C Preferred Stock, (g) amend, waive or modify the Merger Agreement in a manner that would be reasonably likely to prevent, impede or materially delay the obtainment of stockholder approval of the Conversion Proposal or the automatic conversion of the Series C Preferred Stock or (h) enter into any agreement with respect to any of the foregoing. The Series C Preferred Stock ranks senior to the Common Stock upon any liquidation, dissolution or winding-up of the Company solely to the extent of a nominal liquidation amount of $0.01 per share, and on parity with the Common Stock in all other respects.

Following stockholder approval of the Conversion Proposal, each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.99% and 19.99%, with a default of 9.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

If at any time after the earlier of (i) the Stockholder Approval or (ii) six months after the initial issuance of the Series C Preferred Stock, the Company fails to deliver to the holder of the Series C Preferred Stock shares of Common Stock underlying such shares of Series C Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares, provided that the Company has funds legally available for such payment.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

On September 17, 2026, the Company issued a press release related to the Merger and the Financing, and made available a presentation used with Investors to discuss the Merger and the Financing. Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: stockholder approval of the Parent Stockholder Matters and the subsequent automatic conversion of the Series C Preferred Stock following stockholder approval of the Conversion Proposal, the filing of one or more resale registration statement(s) pursuant to the Marea Stockholders Registration Rights Agreement and the Registration Rights Agreement and the timing thereof, and the closing of the Financing, if at all. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, its clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its Quarterly Reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

2.1(1)	Agreement and Plan of Merger, dated September 17, 2026, by and among Lisata Therapeutics, Inc., Mariner Merger Sub I, Inc., Mariner Merger Sub II, LLC and Marea Therapeutics, Inc.

3.1	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock

10.1	Form of Marea Stockholders Registration Rights Agreement, by and among Lisata Therapeutics, Inc. and certain Marea stockholders
10.2(1)	Form of Securities Purchase Agreement, dated as of September 17, 2026, by and among Lisata Therapeutics, Inc. and each investor listed on Exhibit A thereto

10.3	Form of Registration Rights Agreement, by and among Lisata Therapeutics, Inc. and certain investors signatory thereto
99.1	Press Release issued on September 17, 2026

99.2	Presentation made available to the Investors by Lisata Therapeutics, Inc. and Marea Therapeutics, Inc. on September 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lisata Therapeutics, Inc.

Date: September 17, 2026	By:	/s/ David J. Mazzo, Ph.D.
David J. Mazzo, Ph.D.
Chief Executive Officer